As filed with the Securities and Exchange Commission on January 27, 2015
Registration Number 333-181773

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AMERICAN POWER GROUP CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	3510 (Primary Standard Industrial Classification Code Number)	71-0724248 (I.R.S. Employer Identification No.)

7 Kimball Lane, Building A
Lynnfield, Massachusetts 01940
(781) 224-2411
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Charles E. Coppa
Chief Financial Officer
American Power Group Corporation
7 Kimball Lane, Building A
Lynnfield, Massachusetts 01940
(781) 224-2411
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
Carl F. Barnes, Esq.
Morse Barnes-Brown & Pendleton, P.C.
CityPoint
230 Third Street, 4th Floor
Waltham, MA 02451
(781) 622-5930

Approximate date of commencement of proposed sale to public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Larger accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 3 relates to the Registration Statement on Form S-1 (File No. 333-181773) (the “Registration Statement”) of American Power Group Corporation (the “Company”) originally filed with the SEC on May 30, 2012, and originally declared effective by the Securities and Exchange Commission on July 25, 2012 (and as subsequently amended).
The Company is terminating the Registration Statement and removing from registration any remaining securities registered but unsold under the Registration Statement in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lynnfield, Commonwealth of Massachusetts, on this 27th day of January, 2015.

AMERICAN POWER GROUP CORPORATION

Date: January 27, 2015	By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: January 27, 2015	By:	*
Maurice Needham
Chairman of Board of Directors

Date: January 27, 2015	By:	*
Lyle Jensen
Director, Chief Executive Officer, President
(Principal Executive Officer)

Date: January 27, 2015	By:	/s/ Charles E. Coppa
Charles E. Coppa
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Date: January 27, 2015	By:	*
Lew F. Boyd
Director

Date: January 27, 2015	By:	*
Neil Braverman
Director

Date: January 27, 2015	By:	*
Raymond L.M. Wong
Director
Date: January 27, 2015	By:	*
Jamie Weston
Director
* By: /s/ Charles E. Coppa
Charles E. Coppa, Attorney-in-Fact